SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013

POAGE BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                      (606) 324-7196

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On February 19, 2013, Poage Bankshares, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors	For	Withheld	Broker Non-Vote

	Ralph E. Coffman, Jr.	2,284,287	61,489	634,980

	Everette B. Gevedon	2,005,463	340,313	634,980

2.	An advisory, non-binding proposal resolution with respect to the executive compensation as disclosed in the proxy statement.

For	Against	Abstain	Broker Non-Vote
2,206,677	118,812	20,287	634,980

3.	An advisory, non-binding resolution with respect to the frequency that stockholders will vote on our executive compensation.

One Year	Two Year	Three Year	Abstain	Broker Non-Vote
2,122,010	80,603	93,517	20,287	634,980

4.           The approval of the Poage Bankshares, Inc. 2013 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
2,155,040	171,749	18,987	634,980

5.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm of the Company for the fiscal year ending September 30, 2013.

For	Against	Abstain
2,924,752	25,072	30,932

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: March 1, 2013	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer